As filed with the Securities and Exchange Commission on April 2, 2018

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Kala Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27‑0604595
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Beaver Street, Suite 201 Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

(Full Title of the Plan)

Mark Iwicki

Chief Executive Officer

Kala Pharmaceuticals, Inc.

100 Beaver Street, Suite 201

Waltham, MA 02453

(Name and Address of Agent For Service)

(781) 996‑5252

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	981,533 shares (2)	$15.45 (3)	$15,164,685 (3)	$1,888.01

(1)           In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Consists of 981,533 shares issuable under the 2017 Equity Incentive Plan.

(3)           Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 27, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S‑8, relating to the 2017 Equity Incentive Plan of Kala Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S‑8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S‑8, File No. 333‑219403, filed with the Securities and Exchange Commission on July 21, 2017 by the Registrant, relating to the Registrant’s 2009 Employee, Director and Consultant Equity Incentive Plan, 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

Item 8. Exhibits.

		Incorporation by Reference
Exhibit No.	Description	Form	SEC Filing Date	Exhibit Number	Filed with this S‑8

4.1	Restated Certificate of Incorporation of the Company	8‑K	07/25/2017	3.1
4.2	Amended and Restated By-laws of the Company	8‑K	07/25/2017	3.2
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant				X
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)				X
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm				X
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1	2017 Equity Incentive Plan	S‑1/A	07/10/2017	10.4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on April 2, 2018.

KALA PHARMACEUTICALS, INC.

By:	/s/ Mark Iwicki
Mark Iwicki
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Kala Pharmaceuticals, Inc., hereby severally constitute and appoint Mark Iwicki and Mary Reumuth, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S‑8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kala Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MARK IWICKI	President, Chief Executive Officer and Chairman of Board of Directors (Principal Executive Officer)	April 2, 2018
Mark Iwicki

/s/ MARY REUMUTH	Chief Financial Officer (Principal Financial and Accounting Officer)	April 2, 2018
Mary Reumuth

/s/ GREGORY GRUNBERG	Director	April 2, 2018
Gregory Grunberg, M.D.

/s/ PAULINA HILL	Director	April 2, 2018
Paulina Hill, Ph.D.

/s/ ANDREW KOVEN	Director	April 2, 2018
Andrew Koven

/s/ ROBERT LANGER	Director	April 2, 2018
Robert Langer, Sc.D.

/s/ ROBERT PAULL	Director	April 2, 2018
Robert Paull

/s/ GREG PERRY	Director	April 2, 2018
Greg Perry

/s/ HOWARD ROSEN	Director	April 2, 2018
Howard Rosen

/s/ RAJEEV SHAH	Director	April 2, 2018
Rajeev Shah

/s/ ROBERT TEPPER	Director	April 2, 2018
Robert Tepper, M.D.